Exhibit 99.1

FOR IMMEDIATE RELEASE

January 24, 2023

Columbia Banking System Announces Fourth Quarter and Full Year 2022 Results and Quarterly Cash Dividend

Notable Items for Fourth Quarter and Fiscal Year 2022

•Record full year net income of $250.2 million and diluted earnings per share of $3.20
•Record quarterly net income of $68.9 million and diluted earnings per share of $0.88, which included a $0.05 per share reduction stemming from merger-related expenses
•Net interest margin of 3.64%, an increase of 17 basis points from the linked quarter
•Fourth quarter loan production of $402.5 million and full year production of $2.20 billion
•Nonperforming assets to period-end assets ratio of 0.07%
•Expect to close the merger with Umpqua Holdings after close of business on February 28, 2023, subject to the satisfaction of closing conditions
•Regular cash dividend declared of $0.30 per share

TACOMA, Washington, January 24, 2023 -- Columbia Banking System, Inc. (NASDAQ: COLB) (“Columbia”, “we” or “us”), the parent company of Columbia Bank (the “Bank”), announced record earnings for the fourth quarter of $68.9 million and diluted earnings per share of $0.88. Clint Stein, President and Chief Executive Officer said today upon the release of Columbia’s earnings, “Words cannot describe how proud I am of what our team accomplished in 2022. Their determination and commitment to our stakeholders resulted in record performance for the quarter and year while preparing for our transformative merger with Umpqua Holdings.” He continued, “Record annual and quarterly revenue and earnings reflect the continued energy, commitment and discipline of our bankers on our frontline and in our back office as they continue to concentrate on doing what is best for our customers and communities over the long term.”

Balance Sheet
Total assets at December 31, 2022 were $20.27 billion, a decrease of $139.5 million from the linked quarter. Loans were $11.61 billion, down $81.3 million from September 30, 2022, mainly attributable to loan payments partially offset by loan originations of $402.5 million. Debt securities in total were $6.62 billion, a decrease of $156.2 million from $6.78 billion at September 30, 2022 substantially driven by maturities and repayments partially offset by fair value movement related to the available-for-sale portfolio. Total deposits at December 31, 2022 were $16.71 billion, a decrease of $1.23 billion from September 30, 2022. The deposit mix remained consistent from September 30, 2022 with 50% noninterest-bearing and 50% interest-bearing.
Chris Merrywell, Columbia’s Executive Vice President and Chief Operating Officer, stated, “While loans declined slightly during the quarter from normal seasonality, loan growth for the year was strong and the overall loan portfolio yield rose as we selectively considered the long-term impact of deals in our pipeline.” He continued, “We continue to focus on the whole client relationship including loans, deposits and investments.”

Income Statement
Net Interest Income
Net interest income for the fourth quarter of 2022 was $166.7 million, an increase of $4.2 million from the linked quarter and an increase of $21.2 million from the prior-year period. The increase from the linked quarter was primarily due to higher loan interest income as a result of increased average rates partially offset by lower interest income from securities due to decreased average balances. In addition, there was higher interest expense due to increased average balances and higher rates of FHLB advances and increased deposit interest expense driven by higher average rates. The increase in net interest income from the prior-year period was mainly due to higher interest income from loans partially offset by higher deposit interest expense due to higher average rates, increased average balances of FHLB advances and lower interest income from securities. For additional information regarding net interest income, see the “Net Interest Margin” section and the “Average Balances and Rates” tables.
Provision for Credit Losses
Columbia recorded a $2.4 million provision for credit losses for the fourth quarter of 2022 compared to a $5.3 million provision for the linked quarter and an $11.1 million provision for the comparable quarter in 2021. The provision for credit losses was mainly due to a less favorable economic forecast.

Noninterest Income
Noninterest income was $23.3 million for the fourth quarter of 2022, a decrease of $3.3 million from the linked quarter and a decrease of $909 thousand from the fourth quarter of 2021. The linked quarter decrease was primarily due to a $3.7 million gain from the sale-leaseback of owned real estate recorded in the prior period partially offset by current quarter bank owned life insurance gains of $354 thousand. The decrease in noninterest income during the fourth quarter of 2022 compared to the same quarter in 2021 was mainly due to lower loan revenue, principally a result of lower mortgage banking revenue and loan-related fees. This was partially offset by higher financial services revenue and increased deposit account and treasury management fees.
Noninterest Expense
Total noninterest expense for the fourth quarter of 2022 was $100.5 million, a decrease of $941 thousand compared to the third quarter of 2022. Total merger-related expenses for the quarter were $4.9 million, which compares to the linked quarter of $3.2 million. The largest contributor to the decrease in noninterest expense was related to lower net loan expenses and lower compensation and employee benefits driven by decreased incentive expense. This was partially offset by increased merger-related data processing and legal expenses incurred during the quarter. Compared to the fourth quarter of 2021, noninterest expense decreased $2.1 million, mostly attributable to a decrease in merger-related compensation and employee benefit expenses related to our fourth quarter 2021 acquisition of Bank of Commerce Holdings. Decreased merger-related expenses also contributed to the decrease from the prior-year period.
The provision for credit losses on unfunded loan commitments, a component of other noninterest expense, for the periods indicated are as follows:

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021

	(in thousands)
Provision (recapture) for credit losses on unfunded loan commitments	$(500)	$(500)	$(2,000)	$(500)	$200

Net Interest Margin
Columbia’s net interest margin (tax equivalent) for the fourth quarter of 2022 was 3.64%, an increase of 17 basis points from the linked quarter and an increase of 59 basis points from the prior-year period. The increase in the net interest margin (tax equivalent) compared to the linked quarter and prior-year period was predominantly driven by higher average loan rates and a stronger earning assets mix. This was partially offset by a shift in the funding mix from deposits to higher-costing FHLB advances. The average cost of total deposits for the quarter was 18 basis points compared to 10 basis points for the linked quarter. The increase was predominantly related to higher rates associated with public funds deposits and money market accounts. For additional information regarding net interest margin, see the “Average Balances and Rates” tables.
Columbia’s operating net interest margin (tax equivalent)1 was 3.67% for the fourth quarter of 2022, an increase of 17 basis points from the linked quarter and an increase of 59 basis points from the prior-year period. The increase in the operating net interest margin for the fourth quarter of 2022 compared to the linked quarter and the prior-year period were both due to higher average loan rates and a stronger earning assets mix partially offset by a higher-costing funding mix as noted above.
Aaron James Deer, Columbia’s Executive Vice President and Chief Financial Officer, said, “Our margin benefited from the continued impact of rising rates on the loan portfolio, which was partly offset by the impact of the shift in funding mix from deposits to higher-costing borrowings.” He continued, “Our cost of funds is still among the lowest in the industry on the strength of our low-cost, relationship-focused deposit base.”
Asset Quality
Nonperforming assets to total assets were 0.07% at December 31, 2022 and September 30, 2022. Total nonperforming assets decreased $44 thousand from the linked quarter, primarily due to decreases in commercial business, commercial real estate and other consumer nonaccrual loans, nearly offset by increases in agriculture and one-to-four family residential real estate nonaccrual loans.
1 Operating net interest margin (tax equivalent) is a non-GAAP financial measure. See the section titled “Non-GAAP Financial Measures” in this earnings release for the reconciliation of operating net interest margin (tax equivalent) to net interest margin.

The following table sets forth information regarding nonaccrual loans and total nonperforming assets:

	December 31, 2022	September 30, 2022	December 31, 2021

	(in thousands)
Nonaccrual loans:
Commercial loans:
Commercial real estate	$3,244	$3,431	$1,872
Commercial business	5,133	7,181	13,321
Agriculture	4,367	2,179	5,396
Consumer loans:
One-to-four family residential real estate	685	602	2,433
Other consumer	12	92	19
Total nonaccrual loans	13,441	13,485	23,041
OREO and other personal property owned	—	—	381
Total nonperforming assets	$13,441	$13,485	$23,422

Nonperforming assets to total loans were 0.12% at December 31, 2022 and September 30, 2022.

The following table provides an analysis of the Company’s allowance for credit losses:

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021

	(in thousands)
Beginning balance	$154,871	$149,935	$142,785	$155,578	$149,140
Initial ACL recorded for PCD loans acquired during the period	—	—	2,616	—	2,616
Charge-offs:
Commercial loans:
Commercial real estate	—	—	(728)	(299)	(1,044)
Commercial business	(89)	(296)	(871)	(2,108)	(6,364)
Agriculture	(69)	(706)	(200)	(799)	(322)
Consumer loans:
One-to-four family residential real estate	—	—	(24)	(3)	(170)
Other consumer	(322)	(430)	(355)	(1,240)	(1,163)
Total charge-offs	(480)	(1,432)	(2,178)	(4,449)	(9,063)
Recoveries:
Commercial loans:
Commercial real estate	35	11	63	207	633
Commercial business	613	482	446	2,183	4,862
Agriculture	622	98	332	869	355
Construction	234	9	18	387	593
Consumer loans:
One-to-four family residential real estate	27	331	150	943	907
Other consumer	116	187	246	770	735
Total recoveries	1,647	1,118	1,255	5,359	8,085
Net (charge-offs) recoveries	1,167	(314)	(923)	910	(978)
Provision for credit losses	2,400	5,250	11,100	1,950	4,800
Ending balance	$158,438	$154,871	$155,578	$158,438	$155,578
The allowance for credit losses to period-end loans was 1.36% at December 31, 2022 compared to 1.32% at September 30, 2022. Excluding PPP loans, the allowance for credit losses to period-end loans2 was 1.37% at December 31, 2022 compared to 1.33% at September 30, 2022.
2 Allowance for credit losses to period-end loans, excluding PPP loans is a non-GAAP financial measure. See the section titled “Non-GAAP Financial Measures” in this earnings release for the reconciliation of allowance for credit losses to period-end loans to allowance for credit losses to period-end loans, excluding PPP loans.

Organizational Update
Umpqua Merger
On January 9, 2023, we announced that we had received approval of the Federal Deposit Insurance Corporation (“FDIC”) related to the merger with Umpqua Holdings Corporation, the final outstanding regulatory approval necessary to complete the transaction, and the deal is expected to close after close of business on February 28, 2023 with a core-system conversion anticipated soon thereafter. “The dedication and perseverance of each and every one of our associates over the past 15 months as they worked to build on the existing relationships while simultaneously supporting and executing merger integration planning efforts has been outstanding,” said Clint Stein. He continued, "Every single associate has contributed, and I could not be more confident in what we will accomplish as we work to serve all of our clients and communities as a premier western regional bank.”
Warm Hearts
The 2022 “Warm Hearts Winter Drive” to end homelessness raised $278 thousand in the fourth quarter, bringing our eight-year drive total to $2.1 million. Funds raised this year benefited nearly 70 shelters across the Columbia Bank footprint. “The commitment and passion of our associates and clients to help families struggling with homelessness during the difficult winter months is inspiring,” said David Moore Devine, Chief Marketing and Experience Officer. He continued, "It has been especially gratifying to see our associates’ care, focus and dedication to supporting the drive and their communities notwithstanding responsibilities associated with the merger and other activities.”
Cash Dividend Announcement
Columbia will pay a regular cash dividend of $0.30 per common share on February 21, 2023 to shareholders of record as of the close of business on February 6, 2023.
Conference Call Information
Columbia’s management will discuss the fourth quarter and full-year 2022 financial results on a conference call scheduled for Tuesday, January 24, 2023 at 11:00 a.m. Pacific Time (2:00 p.m. ET). Interested parties may register for the call to receive dial-in details and their own unique PIN using the following link:
https://register.vevent.com/register/BIb1b0b02fb69840d9bf7c2798adcdc01a
Alternatively, the webcast can be joined by using the following link:
https://edge.media-server.com/mmc/p/sgycoxq4

A replay of the webcast will be accessible beginning Wednesday, January 25, 2023 using the link below:
https://edge.media-server.com/mmc/p/sgycoxq4

About Columbia
Headquartered in Tacoma, Washington, Columbia Banking System, Inc. (NASDAQ: COLB) is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank with offices in Washington, Oregon, California, Idaho, Utah, and Arizona. The bank has been named one of Puget Sound Business Journal's “Washington’s Best Workplaces,” more than 10 times. Columbia was named on the Forbes 2022 list of “America’s Best Banks” marking 11 consecutive years on the publication’s list of top financial institutions.
More information about Columbia can be found on its website at www.columbiabank.com.

Note Regarding Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, descriptions of Columbia’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia’s style of banking and the strength of the local economy as well as the potential effects of the COVID-19 pandemic on Columbia’s business, operations, financial performance and prospects. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” or the negative of these words or words of similar construction are intended in part to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risks and uncertainties, many of which are outside our control, that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission (the “SEC”), available at the SEC’s website at www.sec.gov and the Company’s website at www.columbiabank.com, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q (as applicable), factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following:
•national and global economic conditions could be less favorable than expected or could have a more direct and pronounced effect on us than expected and adversely affect our ability to continue internal growth and maintain the quality of our earning assets;
•the markets where we operate and make loans could face challenges;
•the risks presented by the economy, which could adversely affect credit quality, collateral values, including real estate collateral, investment values, liquidity and loan originations and loan portfolio delinquency rates;
•continued increases in inflation, and the risk that information may differ, possibly materially, from expectations, and actions taken by the Board of Governors of the Federal Reserve System in response to inflation and their potential impact on economic conditions including the possibility of a recession or economic downturn;
•risks related to the proposed merger with Umpqua including, among others, (i) failure to complete the merger with Umpqua or unexpected delays related to the merger or either party’s inability to satisfy other closing conditions required to complete the merger, (ii) certain restrictions during the pendency of the proposed transaction with Umpqua that may impact the parties’ ability to pursue certain business opportunities or strategic transactions, (iii) diversion of management’s attention from ongoing business operations and opportunities, (iv) cost savings and any revenue synergies from the merger may not be fully realized or may take longer than anticipated to be realized, (v) the integration of each party’s management, personnel and operations will not be successfully achieved or may be materially delayed or will be more costly or difficult than expected, (vi) deposit attrition, customer or employee loss and/or revenue loss as a result of the proposed merger, and (vii) expenses related to the proposed merger being greater than expected;
•the efficiencies and enhanced financial and operating performance we expect to realize from investments in personnel, acquisitions and infrastructure may not be realized;
•the ability to successfully integrate future acquired entities;
•interest rate changes could significantly reduce net interest income and negatively affect asset yields and funding sources;
•the effect of the discontinuation or replacement of LIBOR;
•results of operations following strategic expansion, including the impact of acquired loans on our earnings, could differ from expectations;
•changes in the scope and cost of FDIC insurance and other coverages;
•changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analysis relating to how such changes will affect our financial results could prove incorrect;
•changes in laws and regulations affecting our businesses, including changes in the enforcement and interpretation of such laws and regulations by applicable governmental and regulatory agencies;
•increased competition among financial institutions and nontraditional providers of financial services;
•continued consolidation in the financial services industry resulting in the creation of larger financial institutions that have greater resources could change the competitive landscape;
•the goodwill we have recorded in connection with acquisitions could become impaired, which may have an adverse impact on our earnings and capital;
•our ability to identify and address cyber-security risks, including security breaches, “denial of service attacks,” “hacking” and identity theft;
•any material failure or interruption of our information and communications systems;
•inability to keep pace with technological changes;

•our ability to effectively manage credit risk, interest rate risk, market risk, operational risk, legal risk, liquidity risk and regulatory and compliance risk;
•failure to maintain effective internal control over financial reporting or disclosure controls and procedures;
•the effect of geopolitical instability, including wars, conflicts and terrorist attacks, including the impacts of Russia’s invasion of Ukraine;
•our profitability measures could be adversely affected if we are unable to effectively manage our capital;
•the risks from climate change and its potential to disrupt our business and adversely impact the operations and creditworthiness of our customers;
•natural disasters, including earthquakes, tsunamis, flooding, fires and other unexpected events;
•the effect of COVID-19 and other infectious illness outbreaks that may arise in the future, which has created significant impacts and uncertainties in U.S. and global markets;
•changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions, including with regard to COVID-19; and
•the effects of any damage to our reputation resulting from developments related to any of the items identified above.
Additional factors that could cause results to differ materially from those described above can be found in Columbia’s Annual Report on Form 10-K for the year ended December 31, 2021, which is on file with the SEC and available on Columbia’s website, www.columbiabank.com, under the heading “Financial Information” and in other documents Columbia files with the SEC, and in Umpqua’s Annual Report on Form 10-K for the year ended December 31, 2021, which is on file with the SEC and available on Umpqua’s investor relations website, www.umpquabank.com, under the heading “Financials,” and in other documents Umpqua files with the SEC.
We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements which speak only as of the date hereof. Neither Columbia nor Umpqua assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws.

Contacts:	Clint Stein,	Aaron James Deer,
	President and	Executive Vice President and
	Chief Executive Officer	Chief Financial Officer

Investor Relations
InvestorRelations@columbiabank.com
253-471-4065
	(COLB-ER)	(COLB&ER)

CONSOLIDATED BALANCE SHEETS
Columbia Banking System, Inc.
Unaudited				December 31,	September 30,	December 31,
				2022	2022	2021

				(in thousands)
ASSETS
Cash and due from banks				$262,458	$263,551	$153,414
Interest-earning deposits with banks				29,283	54,124	671,300
Total cash and cash equivalents				291,741	317,675	824,714
Debt securities available for sale at fair value (amortized cost of $5,282,846, $5,447,566 and $5,898,041, respectively)				4,589,099	4,700,821	5,910,999
Debt securities held to maturity at amortized cost (fair value of $1,722,778, $1,747,282 and $2,122,606, respectively)				2,034,792	2,079,285	2,148,327
Equity securities				13,425	13,425	13,425
Federal Home Loan Bank (“FHLB”) stock at cost				48,160	10,560	10,280
Loans held for sale				76,843	1,251	9,774
Loans, net of unearned income				11,610,973	11,692,261	10,641,937
Less: Allowance for credit losses				158,438	154,871	155,578
Loans, net				11,452,535	11,537,390	10,486,359
Interest receivable				64,908	61,652	56,019
Premises and equipment, net				160,578	161,853	172,144
Other real estate owned				—	—	381
Goodwill				823,172	823,172	823,172
Other intangible assets, net				25,949	27,921	34,647
Other assets				684,641	670,364	455,092
Total assets				$20,265,843	$20,405,369	$20,945,333
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing				$8,373,350	$8,911,267	$8,856,714
Interest-bearing				8,338,100	9,030,058	9,153,401
Total deposits				16,711,450	17,941,325	18,010,115
FHLB advances				954,315	14,322	7,359
Securities sold under agreements to repurchase				95,168	48,733	86,013
Subordinated debentures				10,000	10,000	10,000
Junior subordinated debentures				10,310	10,310	10,310
Other liabilities				271,447	265,198	232,794
Total liabilities				18,052,690	18,289,888	18,356,591
Commitments and contingent liabilities
Shareholders’ equity:
	December 31,	September 30,	December 31,
	2022	2022	2021

	(in thousands)
Preferred stock (no par value)
Authorized shares	2,000	2,000	2,000
Common stock (no par value)
Authorized shares	115,000	115,000	115,000
Issued	80,830	80,831	80,695	1,944,471	1,940,385	1,930,187
Outstanding	78,646	78,647	78,511
Retained earnings				850,011	804,774	694,227
Accumulated other comprehensive income (loss)				(510,495)	(558,844)	35,162
Treasury stock at cost	2,184	2,184	2,184	(70,834)	(70,834)	(70,834)
Total shareholders’ equity				2,213,153	2,115,481	2,588,742
Total liabilities and shareholders’ equity				$20,265,843	$20,405,369	$20,945,333

CONSOLIDATED STATEMENTS OF INCOME
Columbia Banking System, Inc.	Three Months Ended			Twelve Months Ended
Unaudited	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021

Interest Income	(in thousands except per share amounts)
Loans	$146,769	$130,908	$110,575	$495,829	$415,770
Taxable securities	29,313	31,987	33,654	133,084	107,594
Tax-exempt securities	3,678	3,662	3,447	14,820	11,746
Deposits in banks	375	1,191	360	2,748	955
Total interest income	180,135	167,748	148,036	646,481	536,065
Interest Expense
Deposits	7,827	4,446	1,807	16,533	6,186
FHLB advances and Federal Reserve Bank ("FRB") borrowings	4,406	109	74	4,659	291
Subordinated debentures	271	220	561	807	1,932
Other borrowings	938	481	71	1,646	137
Total interest expense	13,442	5,256	2,513	23,645	8,546
Net Interest Income	166,693	162,492	145,523	622,836	527,519
Provision for credit losses	2,400	5,250	11,100	1,950	4,800
Net interest income after provision for credit losses	164,293	157,242	134,423	620,886	522,719
Noninterest Income
Deposit account and treasury management fees	7,992	8,181	7,155	31,498	27,107
Card revenue	5,200	4,988	5,108	20,186	18,503
Financial services and trust revenue	4,543	4,292	3,877	17,659	15,753
Loan revenue	2,655	2,853	4,977	12,582	22,044
Bank owned life insurance	1,885	1,939	1,753	7,636	6,533
Investment securities gains (losses), net	(9)	—	—	(9)	314
Other	1,065	4,374	1,370	9,592	3,840
Total noninterest income	23,331	26,627	24,240	99,144	94,094
Noninterest Expense
Compensation and employee benefits	59,930	60,744	64,169	241,139	224,034
Occupancy	10,040	10,469	10,076	41,150	37,815
Data processing and software	11,060	10,548	9,130	41,117	33,498
Legal and professional fees	4,839	4,022	7,937	20,578	18,910
Amortization of intangibles	1,972	2,219	2,376	8,698	7,987
Business and Occupation ("B&O") taxes	1,853	1,771	1,571	6,797	5,903
Advertising and promotion	1,198	830	1,357	3,962	3,383
Regulatory premiums	1,840	1,782	1,481	6,619	4,912
Net cost (benefit) of operation of other real estate owned	(8)	(4)	14	114	66
Other	7,781	9,065	4,511	32,209	23,796
Total noninterest expense	100,505	101,446	102,622	402,383	360,304
Income before income taxes	87,119	82,423	56,041	317,647	256,509
Provision for income taxes	18,213	17,481	13,130	67,469	53,689
Net Income	$68,906	$64,942	$42,911	$250,178	$202,820
Earnings per common share
Basic	$0.88	$0.83	$0.55	$3.20	$2.79
Diluted	$0.88	$0.83	$0.55	$3.20	$2.78
Dividends declared per common share (1)	$0.30	$0.30	$—	$1.20	$1.14

Weighted average number of common shares outstanding	78,104	78,100	77,784	78,047	72,683
Weighted average number of diluted common shares outstanding	78,371	78,233	77,977	78,193	72,873
.__________
(1) No dividends were declared during the three months ended December 31, 2021 as dividends were declared on September 30, 2021. Accordingly, the three months ended September 30, 2021 included both the July 29, 2021 declaration and the September 30, 2021 declaration.

FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended			Twelve Months Ended
Unaudited	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021

Earnings	(dollars in thousands except per share amounts)
Net interest income	$166,693	$162,492	$145,523	$622,836	$527,519
Provision for credit losses	$2,400	$5,250	$11,100	$1,950	$4,800
Noninterest income	$23,331	$26,627	$24,240	$99,144	$94,094
Noninterest expense	$100,505	$101,446	$102,622	$402,383	$360,304
Merger-related expense (included in noninterest expense)	$4,897	$3,246	$11,812	$19,101	$14,514
Net income	$68,906	$64,942	$42,911	$250,178	$202,820
Per Common Share
Earnings (basic)	$0.88	$0.83	$0.55	$3.20	$2.79
Earnings (diluted)	$0.88	$0.83	$0.55	$3.20	$2.78
Book value	$28.14	$26.90	$32.97	$28.14	$32.97
Tangible book value per common share (1)	$17.34	$16.08	$22.05	$17.34	$22.05
Averages
Total assets	$20,270,911	$20,698,252	$20,857,983	$20,671,949	$18,448,135
Interest-earning assets	$18,378,384	$18,864,445	$19,186,398	$18,868,795	$16,910,818
Loans	$11,663,093	$11,513,653	$10,545,172	$11,211,442	$9,832,385
Securities, including debt securities, equity securities and FHLB stock	$6,666,850	$7,130,114	$7,693,659	$7,320,503	$6,353,278
Deposits	$17,367,875	$18,075,358	$17,935,311	$17,922,958	$15,722,403
Interest-bearing deposits	$8,671,874	$9,196,381	$9,147,184	$9,149,447	$7,910,523
Interest-bearing liabilities	$9,173,526	$9,292,615	$9,255,214	$9,342,996	$8,008,221
Noninterest-bearing deposits	$8,696,001	$8,878,977	$8,788,127	$8,773,511	$7,811,880
Shareholders’ equity	$2,129,671	$2,271,012	$2,584,110	$2,307,453	$2,402,455
Financial Ratios
Return on average assets	1.36%	1.26%	0.82%	1.21%	1.10%
Return on average common equity	12.94%	11.44%	6.64%	10.84%	8.44%
Return on average tangible common equity (1)	22.03%	18.81%	10.36%	17.68%	13.10%
Average equity to average assets	10.51%	10.97%	12.39%	11.16%	13.02%
Shareholders' equity to total assets	10.92%	10.37%	12.36%	10.92%	12.36%
Tangible common shareholders’ equity to tangible assets (1)	7.03%	6.47%	8.62%	7.03%	8.62%
Net interest margin (tax equivalent)	3.64%	3.47%	3.05%	3.34%	3.17%
Efficiency ratio (tax equivalent) (2)	52.29%	52.84%	59.57%	54.95%	57.09%
Operating efficiency ratio (tax equivalent) (1)	48.38%	50.73%	51.48%	51.14%	53.92%
Noninterest expense ratio	1.98%	1.96%	1.97%	1.95%	1.95%
Core noninterest expense ratio (1)	1.89%	1.90%	1.74%	1.85%	1.87%

	December 31,	September 30,	December 31,
Period-end	2022	2022	2021
Total assets	$20,265,843	$20,405,369	$20,945,333
Loans, net of unearned income	$11,610,973	$11,692,261	$10,641,937
Allowance for credit losses	$158,438	$154,871	$155,578
Securities, including debt securities, equity securities and FHLB stock	$6,685,476	$6,804,091	$8,083,031
Deposits	$16,711,450	$17,941,325	$18,010,115
Shareholders’ equity	$2,213,153	$2,115,481	$2,588,742
Nonperforming assets
Nonaccrual loans	$13,441	$13,485	$23,041
Other real estate owned (“OREO”) and other personal property owned (“OPPO”)	—	—	381
Total nonperforming assets	$13,441	$13,485	$23,422

Nonperforming loans to period-end loans	0.12%	0.12%	0.22%
Nonperforming assets to period-end assets	0.07%	0.07%	0.11%
Allowance for credit losses to period-end loans	1.36%	1.32%	1.46%
Net loan charge-offs (recoveries) (for the three months ended)	$(1,167)	$314	$923
__________
(1) This is a non-GAAP measure. See section titled "Non-GAAP Financial Measures" on the last three pages of this earnings release for a reconciliation to the most comparable GAAP measure.
(2) Noninterest expense divided by the sum of net interest income on a tax equivalent basis and noninterest income on a tax equivalent basis.

QUARTERLY FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended
Unaudited	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021

Earnings	(dollars in thousands except per share amounts)
Net interest income	$166,693	$162,492	$147,451	$146,200	$145,523
Provision (recapture) for credit losses	$2,400	$5,250	$2,100	$(7,800)	$11,100
Noninterest income	$23,331	$26,627	$25,006	$24,180	$24,240
Noninterest expense	$100,505	$101,446	$95,379	$105,053	$102,622
Merger-related expense (included in noninterest expense)	$4,897	$3,246	$3,901	$7,057	$11,812
Net income	$68,906	$64,942	$58,808	$57,522	$42,911
Per Common Share
Earnings (basic)	$0.88	$0.83	$0.75	$0.74	$0.55
Earnings (diluted)	$0.88	$0.83	$0.75	$0.74	$0.55
Book value	$28.14	$26.90	$28.53	$30.02	$32.97
Averages
Total assets	$20,270,911	$20,698,252	$20,770,202	$20,955,666	$20,857,983
Interest-earning assets	$18,378,384	$18,864,445	$18,975,517	$19,266,644	$19,186,398
Loans	$11,663,093	$11,513,653	$10,989,493	$10,665,242	$10,545,172
Securities, including debt securities, equity securities and FHLB stock	$6,666,850	$7,130,114	$7,491,299	$8,010,607	$7,693,659
Deposits	$17,367,875	$18,075,358	$18,157,075	$18,097,872	$17,935,311
Interest-bearing deposits	$8,671,874	$9,196,381	$9,335,004	$9,402,040	$9,147,184
Interest-bearing liabilities	$9,173,526	$9,292,615	$9,414,361	$9,495,579	$9,255,214
Noninterest-bearing deposits	$8,696,001	$8,878,977	$8,822,071	$8,695,832	$8,788,127
Shareholders’ equity	$2,129,671	$2,271,012	$2,298,611	$2,535,376	$2,584,110
Financial Ratios
Return on average assets	1.36%	1.26%	1.13%	1.10%	0.82%
Return on average common equity	12.94%	11.44%	10.23%	9.08%	6.64%
Average equity to average assets	10.51%	10.97%	11.07%	12.10%	12.39%
Shareholders’ equity to total assets	10.92%	10.37%	10.91%	11.26%	12.36%
Net interest margin (tax equivalent)	3.64%	3.47%	3.16%	3.12%	3.05%
Period-end
Total assets	$20,265,843	$20,405,369	$20,564,390	$20,963,958	$20,945,333
Loans, net of unearned income	$11,610,973	$11,692,261	$11,322,387	$10,759,684	$10,641,937
Allowance for credit losses	$158,438	$154,871	$149,935	$146,949	$155,578
Securities, including debt securities, equity securities and FHLB stock	$6,685,476	$6,804,091	$7,295,528	$7,753,513	$8,083,031
Deposits	$16,711,450	$17,941,325	$17,956,926	$18,299,213	$18,010,115
Shareholders’ equity	$2,213,153	$2,115,481	$2,243,218	$2,360,779	$2,588,742
Goodwill	$823,172	$823,172	$823,172	$823,172	$823,172
Other intangible assets, net	$25,949	$27,921	$30,140	$32,359	$34,647
Nonperforming assets
Nonaccrual loans	$13,441	$13,485	$16,998	$17,441	$23,041
OREO and OPPO	—	—	33	381	381
Total nonperforming assets	$13,441	$13,485	$17,031	$17,822	$23,422

Nonperforming loans to period-end loans	0.12%	0.12%	0.15%	0.16%	0.22%
Nonperforming assets to period-end assets	0.07%	0.07%	0.08%	0.09%	0.11%
Allowance for credit losses to period-end loans	1.36%	1.32%	1.32%	1.37%	1.46%
Net loan charge-offs (recoveries)	$(1,167)	$314	$(886)	$829	$923

LOAN PORTFOLIO COMPOSITION
Columbia Banking System, Inc.
Unaudited	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021

Loan Portfolio Composition - Dollars	(dollars in thousands)
Commercial loans:
Commercial real estate	$5,352,785	$5,375,051	$5,251,100	$5,047,472	$4,981,263
Commercial business	3,750,564	3,783,696	3,646,956	3,492,307	3,423,268
Agriculture	848,903	903,260	853,099	765,319	795,715
Construction	540,861	512,308	482,211	409,242	384,755
Consumer loans:
One-to-four family residential real estate	1,077,494	1,071,222	1,042,190	1,003,157	1,013,908
Other consumer	40,366	46,724	46,831	42,187	43,028
Total loans	11,610,973	11,692,261	11,322,387	10,759,684	10,641,937
Less: Allowance for credit losses	(158,438)	(154,871)	(149,935)	(146,949)	(155,578)
Total loans, net	$11,452,535	$11,537,390	$11,172,452	$10,612,735	$10,486,359
Loans held for sale	$76,843	$1,251	$3,718	$4,271	$9,774

	December 31,	September 30,	June 30,	March 31,	December 31,
Loan Portfolio Composition - Percentages	2022	2022	2022	2022	2021
Commercial loans:
Commercial real estate	46.1%	45.9%	46.4%	46.9%	46.8%
Commercial business	32.3%	32.4%	32.2%	32.5%	32.2%
Agriculture	7.3%	7.7%	7.5%	7.1%	7.5%
Construction	4.7%	4.4%	4.3%	3.8%	3.6%
Consumer loans:
One-to-four family residential real estate	9.3%	9.2%	9.2%	9.3%	9.5%
Other consumer	0.3%	0.4%	0.4%	0.4%	0.4%
Total loans	100.0%	100.0%	100.0%	100.0%	100.0%

DEPOSIT COMPOSITION
Columbia Banking System, Inc.
Unaudited
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021

Deposit Composition - Dollars	(dollars in thousands)
Demand and other noninterest-bearing	$8,373,350	$8,911,267	$8,741,488	$8,790,138	$8,856,714
Money market	2,972,838	3,355,705	3,402,555	3,501,723	3,525,299
Interest-bearing demand	1,980,631	2,047,169	2,104,118	2,103,053	1,999,407
Savings	1,555,765	1,657,799	1,646,363	1,637,451	1,617,546
Interest-bearing public funds, other than certificates of deposit	670,580	701,741	737,297	775,048	779,146
Certificates of deposit, less than $250,000	215,848	221,087	232,063	239,863	249,120
Certificates of deposit, $250,000 or more	124,411	127,229	138,945	145,372	160,490
Certificates of deposit insured by the CD Option of IntraFi Network Deposits	21,828	22,730	29,178	32,608	35,611
Reciprocal money market accounts	796,199	896,414	924,552	1,073,405	786,046
Subtotal	16,711,450	17,941,141	17,956,559	18,298,661	18,009,379
Valuation adjustment resulting from acquisition accounting	—	184	367	552	736
Total deposits	$16,711,450	$17,941,325	$17,956,926	$18,299,213	$18,010,115

	December 31,	September 30,	June 30,	March 31,	December 31,
Deposit Composition - Percentages	2022	2022	2022	2022	2021
Demand and other noninterest-bearing	50.1%	49.8%	48.7%	48.1%	49.1%
Money market	17.8%	18.7%	18.9%	19.1%	19.6%
Interest-bearing demand	11.9%	11.4%	11.7%	11.5%	11.1%
Savings	9.3%	9.2%	9.2%	8.9%	9.0%
Interest-bearing public funds, other than certificates of deposit	4.0%	3.9%	4.1%	4.2%	4.3%
Certificates of deposit, less than $250,000	1.3%	1.2%	1.3%	1.3%	1.4%
Certificates of deposit, $250,000 or more	0.7%	0.7%	0.8%	0.8%	0.9%
Certificates of deposit insured by the CD Option of IntraFi Network Deposits	0.1%	0.1%	0.2%	0.2%	0.2%
Reciprocal money market accounts	4.8%	5.0%	5.1%	5.9%	4.4%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	December 31, 2022			December 31, 2021
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate

	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$11,663,093	$147,487	5.02%	$10,545,172	$111,709	4.20%
Taxable securities	5,998,033	29,313	1.94%	6,934,477	33,654	1.93%
Tax exempt securities (2)	668,817	4,656	2.76%	759,182	4,364	2.28%
Interest-earning deposits with banks	48,441	375	3.07%	947,567	360	0.15%
Total interest-earning assets	18,378,384	181,831	3.93%	19,186,398	150,087	3.10%
Other earning assets	307,831			276,828
Noninterest-earning assets	1,584,696			1,394,757
Total assets	$20,270,911			$20,857,983
LIABILITIES AND SHAREHOLDERS’ EQUITY
Money market accounts	$4,025,034	$2,760	0.27%	$4,339,959	$951	0.09%
Interest-bearing demand	1,991,397	673	0.13%	1,967,559	376	0.08%
Savings accounts	1,604,668	69	0.02%	1,593,434	78	0.02%
Interest-bearing public funds, other than certificates of deposit	681,829	3,961	2.30%	787,395	252	0.13%
Certificates of deposit	368,946	364	0.39%	458,837	150	0.13%
Total interest-bearing deposits	8,671,874	7,827	0.36%	9,147,184	1,807	0.08%
FHLB advances and FRB borrowings	425,059	4,406	4.11%	7,368	74	3.98%
Subordinated debentures	10,000	271	10.75%	43,859	561	5.07%
Other borrowings and interest-bearing liabilities	66,593	938	5.59%	56,803	71	0.50%
Total interest-bearing liabilities	9,173,526	13,442	0.58%	9,255,214	2,513	0.11%
Noninterest-bearing deposits	8,696,001			8,788,127
Other noninterest-bearing liabilities	271,713			230,532
Shareholders’ equity	2,129,671			2,584,110
Total liabilities & shareholders’ equity	$20,270,911			$20,857,983
Net interest income (tax equivalent)		$168,389			$147,574
Net interest margin (tax equivalent)			3.64%			3.05%
__________
(1)Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $2.1 million and $6.2 million for the three months ended December 31, 2022 and 2021, respectively. The net incremental amortization on acquired loans was $669 thousand for the three months ended December 31, 2022 compared to net incremental accretion of $16 thousand for the three months ended December 31, 2021.
(2)Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $718 thousand and $1.1 million for the three months ended December 31, 2022 and 2021, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $978 thousand and $917 thousand for the three months ended December 31, 2022 and 2021, respectively.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	December 31, 2022			September 30, 2022
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate

	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$11,663,093	$147,487	5.02%	$11,513,653	$132,302	4.56%
Taxable securities	5,998,033	29,313	1.94%	6,419,977	31,987	1.98%
Tax exempt securities (2)	668,817	4,656	2.76%	710,137	4,635	2.59%
Interest-earning deposits with banks	48,441	375	3.07%	220,678	1,191	2.14%
Total interest-earning assets	18,378,384	181,831	3.93%	18,864,445	170,115	3.58%
Other earning assets	307,831			306,200
Noninterest-earning assets	1,584,696			1,527,607
Total assets	$20,270,911			$20,698,252
LIABILITIES AND SHAREHOLDERS’ EQUITY
Money market accounts	$4,025,034	$2,760	0.27%	$4,342,054	$1,378	0.13%
Interest-bearing demand	1,991,397	673	0.13%	2,085,124	419	0.08%
Savings accounts	1,604,668	69	0.02%	1,658,078	82	0.02%
Interest-bearing public funds, other than certificates of deposit	681,829	3,961	2.30%	724,502	2,410	1.32%
Certificates of deposit	368,946	364	0.39%	386,623	157	0.16%
Total interest-bearing deposits	8,671,874	7,827	0.36%	9,196,381	4,446	0.19%
FHLB advances and FRB borrowings	425,059	4,406	4.11%	11,512	109	3.76%
Subordinated debentures	10,000	271	10.75%	10,000	220	8.73%
Other borrowings and interest-bearing liabilities	66,593	938	5.59%	74,722	481	2.55%
Total interest-bearing liabilities	9,173,526	13,442	0.58%	9,292,615	5,256	0.22%
Noninterest-bearing deposits	8,696,001			8,878,977
Other noninterest-bearing liabilities	271,713			255,648
Shareholders’ equity	2,129,671			2,271,012
Total liabilities & shareholders’ equity	$20,270,911			$20,698,252
Net interest income (tax equivalent)		$168,389			$164,859
Net interest margin (tax equivalent)			3.64%			3.47%
__________
(1)Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $2.1 million for both the three months ended December 31, 2022 and September 30, 2022, respectively. The net incremental amortization on acquired loans was $669 thousand and $871 thousand for the three months ended December 31, 2022 and September 30, 2022, respectively.
(2)Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $718 thousand and $1.4 million for the three months ended December 31, 2022 and September 30, 2022, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $978 thousand and $973 thousand for the three months ended December 31, 2022 and September 30, 2022, respectively.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Twelve Months Ended			Twelve Months Ended
	December 31, 2022			December 31, 2021
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate

	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$11,211,442	$500,112	4.46%	$9,832,385	$420,439	4.28%
Taxable securities	6,595,476	133,084	2.02%	5,701,810	107,594	1.89%
Tax exempt securities (2)	725,027	18,759	2.59%	651,468	14,869	2.28%
Interest-earning deposits with banks	336,850	2,748	0.82%	725,155	955	0.13%
Total interest-earning assets	18,868,795	$654,703	3.47%	16,910,818	$543,857	3.22%
Other earning assets	305,683			252,476
Noninterest-earning assets	1,497,471			1,284,841
Total assets	$20,671,949			$18,448,135
LIABILITIES AND SHAREHOLDERS’ EQUITY
Money market accounts	$4,324,611	$6,098	0.14%	$3,805,723	$3,083	0.08%
Interest-bearing demand	2,056,059	1,877	0.09%	1,637,531	1,225	0.07%
Savings accounts	1,633,354	306	0.02%	1,382,277	217	0.02%
Interest-bearing public funds, other than certificates of deposit	734,667	7,582	1.03%	721,090	1,005	0.14%
Certificates of deposit	400,756	670	0.17%	363,902	656	0.18%
Total interest-bearing deposits	9,149,447	16,533	0.18%	7,910,523	6,186	0.08%
FHLB advances and FRB borrowings	113,683	4,659	4.10%	7,388	291	3.94%
Subordinated debentures	10,000	807	8.07%	37,258	1,932	5.19%
Other borrowings and interest-bearing liabilities	69,866	1,646	2.36%	53,052	137	0.26%
Total interest-bearing liabilities	9,342,996	$23,645	0.25%	8,008,221	$8,546	0.11%
Noninterest-bearing deposits	8,773,511			7,811,880
Other noninterest-bearing liabilities	247,989			225,579
Shareholders’ equity	2,307,453			2,402,455
Total liabilities & shareholders’ equity	$20,671,949			$18,448,135
Net interest income (tax equivalent)		$631,058			$535,311
Net interest margin (tax equivalent)			3.34%			3.17%
__________
(1)Nonaccrual loans have been included in the table as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $11.2 million and $32.2 million for the twelve months ended December 31, 2022 and 2021, respectively. The net incremental amortization on acquired loans was $3.9 million for the twelve months ended December 31, 2022 compared to net incremental accretion of $2.8 million for the twelve months ended December 31, 2021.
(2)Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $4.3 million and $4.7 million for the twelve months ended December 31, 2022 and 2021, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $3.9 million and $3.1 million for the twelve months ended December 31, 2022 and 2021, respectively.

Non-GAAP Financial Measures
The Company considers its operating net interest margin (tax equivalent) and operating efficiency ratios to be useful measurements as they more closely reflect the ongoing operating performance of the Company. Despite the usefulness of the operating net interest margin (tax equivalent) and operating efficiency ratio to the Company, there are no standardized definitions for these metrics. As a result, the Company’s calculations may not be comparable with those of other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following tables reconcile the Company’s calculation of the operating net interest margin (tax equivalent) and operating efficiency ratio:

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021

Operating net interest margin non-GAAP reconciliation:	(dollars in thousands)
Net interest income (tax equivalent) (1)	$168,389	$164,859	$147,574	$631,058	$535,311
Adjustments to arrive at operating net interest income (tax equivalent):
Premium amortization (discount accretion) on acquired loans	669	871	(16)	3,943	(2,811)
Premium amortization on acquired securities	812	877	1,278	3,852	2,752
Operating net interest income (tax equivalent) (1)	$169,870	$166,607	$148,836	$638,853	$535,252

Average interest earning assets	$18,378,384	$18,864,445	$19,186,398	$18,868,795	$16,910,818
Net interest margin (tax equivalent) (1)	3.64%	3.47%	3.05%	3.34%	3.17%
Operating net interest margin (tax equivalent) (1)	3.67%	3.50%	3.08%	3.39%	3.17%

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021

Operating efficiency ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$100,505	$101,446	$102,622	$402,383	$360,304
Adjustments to arrive at operating noninterest expense:
Merger-related expenses	(4,897)	(3,246)	(11,812)	(19,101)	(14,514)
Net benefit (cost) of operation of OREO and OPPO	8	4	(14)	(114)	(56)
Loss on asset disposals	(46)	(13)	(10)	(99)	(29)
B&O taxes	(1,853)	(1,771)	(1,571)	(6,797)	(5,903)
Operating noninterest expense (numerator B)	$93,717	$96,420	$89,215	$376,272	$339,802

Net interest income (tax equivalent) (1)	$168,389	$164,859	$147,574	$631,058	$535,311
Noninterest income	23,331	26,627	24,240	99,144	94,094
Bank owned life insurance tax equivalent adjustment	501	516	466	2,030	1,737
Total revenue (tax equivalent) (denominator A)	$192,221	$192,002	$172,280	$732,232	$631,142

Operating net interest income (tax equivalent) (1)	$169,870	$166,607	$148,836	$638,853	$535,252
Adjustments to arrive at operating noninterest income (tax equivalent):
Investment securities loss (gain), net	9	—	—	9	(314)
Gain on asset disposals	(11)	(3,696)	(242)	(4,218)	(529)
Operating noninterest income (tax equivalent)	23,830	23,447	24,464	96,965	94,988
Total operating revenue (tax equivalent) (denominator B)	$193,700	$190,054	$173,300	$735,818	$630,240
Efficiency ratio (tax equivalent) (numerator A/denominator A)	52.29%	52.84%	59.57%	54.95%	57.09%
Operating efficiency ratio (tax equivalent) (numerator B/denominator B)	48.38%	50.73%	51.48%	51.14%	53.92%
__________
(1) Tax-exempt interest income has been adjusted to a tax equivalent basis. The amount of such adjustment was an addition to net interest income of $1.7 million and $2.4 million for the three months ended December 31, 2022 and September 30, 2022, respectively, $2.1 million for the three months ended December 31, 2021 and $8.2 million and $7.8 million for the twelve months ended December 31, 2022 and December 31, 2021, respectively.

Non-GAAP Financial Measures - Continued
The Company also considers its core noninterest expense ratio to be a useful measurement as it more closely reflects the ongoing operating performance of the Company. Despite the usefulness of the core noninterest expense ratio to the Company, there is not a standardized definition for it, as a result, the Company’s calculations may not be comparable with those of other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following table reconciles the Company’s calculation of the core noninterest expense ratio:

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021

Core noninterest expense ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$100,505	$101,446	$102,622	$402,383	$360,304
Adjustments to arrive at core noninterest expense:
Merger-related expenses	(4,897)	(3,246)	(11,812)	(19,101)	(14,514)
Core noninterest expense (numerator B)	$95,608	$98,200	$90,810	$383,282	$345,790

Average assets (denominator)	$20,270,911	$20,698,252	$20,857,983	$20,671,949	$18,448,135
Noninterest expense ratio (numerator A/denominator) (1)	1.98%	1.96%	1.97%	1.95%	1.95%
Core noninterest expense ratio (numerator B/denominator)	1.89%	1.90%	1.74%	1.85%	1.87%
__________
(1) For the purpose of this ratio, interim noninterest expense has been annualized.
(2) For the purpose of this ratio, interim core noninterest expense has been annualized.

The Company considers its pre-tax, pre-provision income to be a useful measurement in evaluating the earnings of the Company as it provides a method to assess income. Despite the usefulness of this measure to the Company, there is not a standardized definition for it. As a result, the Company’s calculation may not always be comparable with those of other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following table reconciles the Company’s calculation of the pre-tax, pre-provision income:

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021

Pre-tax, pre-provision income:	(in thousands)
Income before income taxes	$87,119	$82,423	$56,041	$317,647	$256,509
Provision (recapture) for credit losses	2,400	5,250	11,100	1,950	4,800
Provision (recapture) for unfunded commitments	(500)	(500)	(2,000)	(500)	200
B&O taxes	1,853	1,771	1,571	6,797	5,903
Pre-tax, pre-provision income	$90,872	$88,944	$66,712	$325,894	$267,412

Non-GAAP Financial Measures - Continued
The Company considers its tangible common equity ratio and tangible book value per share ratio to be useful measurements in evaluating the capital adequacy of the Company as they provide a method to assess management’s success in utilizing our tangible capital. Despite the usefulness of these ratios to the Company, there is not a standardized definition for these metrics. As a result, the Company’s calculation may not always be comparable with those of other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following table reconciles the Company’s calculation of the tangible common equity ratio and tangible book value per share ratio:

	December 31,	September 30,	December 31,
	2022	2022	2021

Tangible common equity ratio and tangible book value per common share non-GAAP reconciliation:	(dollars in thousands except per share amounts)
Shareholders’ equity (numerator A)	$2,213,153	$2,115,481	$2,588,742
Adjustments to arrive at tangible common equity:
Goodwill	(823,172)	(823,172)	(823,172)
Other intangible assets, net	(25,949)	(27,921)	(34,647)
Tangible common equity (numerator B)	$1,364,032	$1,264,388	$1,730,923

Total assets (denominator A)	$20,265,843	$20,405,369	$20,945,333
Adjustments to arrive at tangible assets:
Goodwill	(823,172)	(823,172)	(823,172)
Other intangible assets, net	(25,949)	(27,921)	(34,647)
Tangible assets (denominator B)	$19,416,722	$19,554,276	$20,087,514

Shareholders’ equity to total assets (numerator A/denominator A)	10.92%	10.37%	12.36%
Tangible common shareholders’ equity to tangible assets (numerator B/denominator B)	7.03%	6.47%	8.62%
Common shares outstanding (denominator C)	78,646	78,647	78,511
Book value per common share (numerator A/denominator C)	$28.14	$26.90	$32.97
Tangible book value per common share (numerator B/denominator C)	$17.34	$16.08	$22.05

The Company considers its ratio of allowance for credit losses to period-end loans, excluding PPP loans, to be a useful measurement in evaluating the adequacy of the amount of allowance for credit losses to loans of the Company, as PPP loans are guaranteed by the U.S. Small Business Administration and thus do not require the same amount of reserve for credit losses as do other loans. Despite the usefulness of this ratio to the Company, there is not a standardized definition for it. As a result, the Company’s calculation may not always be comparable with those of other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following table reconciles the Company’s calculation of the allowance for credit losses to period-end loans, excluding PPP loans:

	December 31,	September 30,	December 31,
	2022	2022	2021

Allowance coverage ratio non-GAAP reconciliation:	(dollars in thousands)
Allowance for credit losses ("ACL") (numerator)	$158,438	$154,871	$155,578

Total loans (denominator A)	11,610,973	11,692,261	10,641,937
Less: PPP loans (0% Allowance)	9,997	15,378	184,132
Total loans, net of PPP loans (denominator B)	$11,600,976	$11,676,883	$10,457,805

ACL to period end loans (numerator / denominator A)	1.36%	1.32%	1.46%
ACL to period end loans, excluding PPP loans (numerator / denominator B)	1.37%	1.33%	1.49%

Non-GAAP Financial Measures - Continued
The Company also considers its return on average tangible common equity ratio to be a useful measurement as it evaluates the Company’s ongoing ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the business can be evaluated, whether acquired or developed internally. Despite the usefulness of this ratio to the Company, there is not a standardized definition for it. As a result, the Company’s calculation may not always be comparable with those of other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following table reconciles the Company’s calculation of the return on average tangible common shareholders' equity ratio:

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021

Return on average tangible common equity non-GAAP reconciliation:	(dollars in thousands)
Net income (numerator A)	$68,906	$64,942	$42,911	$250,178	$202,820
Adjustments to arrive at tangible income applicable to common shareholders:
Amortization of intangibles	1,972	2,219	2,376	8,698	7,987
Tax effect on intangible amortization	(414)	(466)	(499)	(1,827)	(1,677)
Tangible income applicable to common shareholders (numerator B)	$70,464	$66,695	$44,788	257,049	$209,130

Average shareholders’ equity (denominator A)	$2,129,671	$2,271,012	$2,584,110	2,307,453	$2,402,455
Adjustments to arrive at average tangible common equity:
Average intangibles	(850,331)	(852,468)	(854,985)	(853,622)	(806,345)
Average tangible common equity (denominator B)	$1,279,340	$1,418,544	$1,729,125	$1,453,831	$1,596,110

Return on average common equity (numerator A/denominator A) (1)	12.94%	11.44%	6.64%	10.84%	8.44%
Return on average tangible common equity (numerator B/denominator B) (2)	22.03%	18.81%	10.36%	17.68%	13.10%
__________
(1) For the purpose of this ratio, interim net income has been annualized.
(2) For the purpose of this ratio, interim tangible income applicable to common shareholders has been annualized.